Exhibit 8.1

Mayer Brown LLP

71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
Main Fax +1 312 701 7711

www.mayerbrown.com

February 22, 2019

RFS Holding, L.L.C.

777 Long Ridge Road

Stamford, Connecticut 06902

Synchrony Credit Card Master Note Trust

c/o BNY Mellon Trust of Delaware

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

Re:	RFS Holding, L.L.C. and Synchrony Credit Card Master Note Trust Registration Statement on Form SF-3

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), and Synchrony Credit Card Master Note Trust (the “Note Trust”), in connection with the preparation of the Registration Statement on Form SF-3 (the “Registration Statement”) and the related form of prospectus (the “Prospectus”) filed by RFSHL and the Note Trust with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes (the “Notes”) to be issued pursuant to the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents, dated as of February 9, 2004, and as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014, the Ninth Amendment to Master Indenture, dated as of November 24, 2015, the Tenth Amendment to Master Indenture, dated as of March 3, 2016, and the Eleventh Amendment to Master Indenture, dated as of April 21, 2017 (as so amended, the “Master Indenture”), each between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”), among the Note Trust, the Indenture Trustee and Deutsche Bank Trust Company Americas, as custodian, substantially in the form filed as Exhibit 4.13 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings assigned in the Indenture.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

RFS Holding, L.L.C.

Synchrony Credit Card Master Note Trust

February 22, 2019

Our opinion is based on our examination of the Prospectus, the Indenture and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the captions “Structural Summary—Tax Status” and “U.S. Federal Income Tax Consequences” in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the captions “Structural Summary—Tax Status” and “U.S. Federal Income Tax Consequences,” which discuss the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the captions “Structural Summary—Tax Status” and “U.S. Federal Income Tax Consequences” in the Prospectus, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP